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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

      Filed Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported)  May 23, 1996



                           PONDER INDUSTRIES, INC.
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           (Exact name of registrant as specified in its charter)




       Delaware                 0-18656                       75-2268672
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      (State or other          (Commission                 (IRS Employer
       jurisdiction of         File Number)              Identification No.)
       incorporation)




511 Commerce Road, P.O. Drawer 2229, Alice, Texas                       78333
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code    (512) 664-5831
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                                Not Applicable
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         (Former name or former address, if changed since last report)





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Item 1.          Change in Control of Registrant.

         Not Applicable.


Item 2.          Acquisition or Disposition of Assets.

         On May 13, 1996, Ponder Energy Services, Inc., a Delaware corporation ("PES"), and wholly-owned subsidiary of Ponder Industries, Inc., a Delaware corporation ("Issuer"), acquired all of the outstanding shares of common stock and cumulative redeemable preferred stock of Panther Oil Tools (UK) Ltd., an England corporation ("Panther (UK)"), and acquired certain assets of Villain Ltd., a Guernsey corporation ("Villain") (collectively referred to herein as the "Acquisitions"). The Acquisitions were consummated pursuant to a Stock Purchase Agreement dated May 23, 1996 (the "Stock Agreement"), among PES, Panther (UK) and Panther Oil Tools, Ltd., a Jersey corporation ("Seller"), as sole stockholder of Panther (UK), and the Asset Purchase Agreement dated May 23, 1996 (the "Asset Agreement"), among PES, Villain and John Le Seelleur, Mel Maitland and Wayne Tynon, as the sole shareholders of Villain (the "Stockholders").

         Pursuant to the terms of the Stock Agreement, 1,200,000 shares of the common stock, $.01 par value of Issuer ("Issuer Common Stock") were issued to Seller along with an additional $250,000 in cash. Pursuant to the terms of the Asset Agreement, $1,000,000 in cash was paid to the Stockholders. In determining the amount of such consideration, a multiple of fair market value was used and subsequently adjusted based on the results of the due diligence efforts of Issuer. The source of funds for the acquisition was a portion of the proceeds from the issuance of convertible debentures pursuant to Regulation S of the Securities Act of 1933, as amended. In connection with the issuance of the Issuer Common Stock pursuant to the terms of the Stock Agreement, Issuer granted to Seller piggy-back registration rights.

         The assets acquired by PES through the Acquisitions relate to the business of renting specialized tools designed to recover unwanted obstructions from the bore holes of oil wells. The assets acquired include leased property, certain intellectual property rights and equipment utilized in the rental of down hole recovery tools. PES intends to continue to use such leased property, intellectual property and equipment in the same manner as used prior to the Acquisitions. The Acquisitions were accounted for using the purchase method.


Item 3.          Bankruptcy or Receivership.

         Not  Applicable.




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Item 4.          Changes in Registrant's Certifying Accountant.

         Not Applicable.


Item 5.          Other Events.

         Not Applicable.


Item 6.          Resignations of Registrant's Directors.

         Not Applicable.


Item 7.          Financial Statements and Exhibits.

         (a)     Combined Financial Statements.

         It is impractical to provide the required financial statements of Panther (UK) and Villain at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (b)     Combined Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information with respect to Panther (UK) and Villain combined at the time of filing this Report. It is anticipated that such financial information will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (c)     Exhibit Index.

         Exhibit 2.1 Stock Purchase Agreement dated May 23, 1996, among Ponder Energy Services, Inc., Panther Oil Tools (UK) Ltd. and Panther Oil Tools Ltd.

         Exhibit 2.2 Asset Purchase Agreement dated May 23, 1996, among Ponder Energy Services, Inc., Villain Ltd. and John Le Seelleur, Mel Maitland and Wayne Tynon.

Item 8.          Change in Fiscal Year.

         Not Applicable.




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